EXHIBIT 10.12

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (hereinafter referred to as this “AGREEMENT”), is entered into this 1st day of July, 2005, by and between United Community Bank, a savings bank chartered under the laws of the United States of America (hereinafter referred to as the “BANK”), and W. Michael McLaughlin , an individual (hereinafter referred to as the “EMPLOYEE”);

WITNESSETH:

WHEREAS, as a result of the skill, knowledge and experience of the EMPLOYEE, the Board of Directors of the BANK desires to retain the services of the EMPLOYEE as the Senior Vice President of Operations of the Bank;

WHEREAS, the EMPLOYEE desires to serve as the Senior Vice President of Operations of the BANK; and

WHEREAS, the EMPLOYEE and the BANK desire to enter into this AGREEMENT to set forth the terms and conditions of the employment relationship between the BANK and the EMPLOYEE;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the BANK and the EMPLOYEE hereby agree as follows:

1. Employment and Term.

(a) Term. Upon the terms and subject to the conditions of this AGREEMENT, the BANK hereby employs the EMPLOYEE, and the EMPLOYEE hereby accepts employment, as the Senior Vice President of Operations of the BANK. The term of this AGREEMENT shall commence on July 1, 2005, and shall end on June 30, 2007, unless extended by the BANK, with the consent of the EMPLOYEE, as provided in subsection (b) of this Section 1 (hereinafter referred to, together with such extensions, as the “TERM”).

(b) Extension. On or before each anniversary of the date of this AGREEMENT, the Board of Directors of the BANK shall review this AGREEMENT and, upon approval by the Board of Directors, shall extend the term of this AGREEMENT for a one-year period beyond the then effective expiration date. Any such extension shall be subject to the written consent of the EMPLOYEE. The Board of Directors shall document its reasons for extending the term of this AGREEMENT in the minutes of the meeting at which such action is taken.

2. Duties of the EMPLOYEE.

(a) General Duties and Responsibilities. The EMPLOYEE shall serve as the Senior Vice President of Operations of the BANK. Subject to the direction of the Board of

Directors, the EMPLOYEE shall perform all duties and shall have all powers which are commonly incident to the office of Senior Vice President of Operations or which, consistent therewith, are delegated to him by the Board of Directors.

(b) Devotion of Entire Time to the Business of the BANK. The EMPLOYEE shall devote his entire productive time, ability and attention during normal business hours throughout the TERM to the faithful performance of his duties under this AGREEMENT. The EMPLOYEE shall not directly or indirectly render any services of a business, commercial or professional nature to any person or organization other than the BANK or any subsidiary of the BANK without the prior written consent of the Board of Directors; provided, however, that the EMPLOYEE shall not be precluded from (i) vacations and other leave time in accordance with Section 3(d) below, (ii) reasonable participation in community, civic, charitable or similar organizations, (iii) reasonable participation in industry-related activities, including, but not limited to, attending state and national trade association meetings and serving as an officer, director or trustee of a state or national trade association or Federal Home Loan Bank, (iv) serving as an officer or director of any subsidiary of the BANK and receiving a salary, director’s fees or other compensation or benefits, as appropriate, or (v) pursuing personal investments which do not interfere or conflict with the performance of the EMPLOYEE’s duties to the BANK.

3. Compensation.

(a) Base Salary. The EMPLOYEE shall receive during the TERM an annual salary payable in equal installments not less often than monthly. The amount of such annual salary shall be $86,451.00 until changed by the Board of Directors of the BANK in accordance with Section 3(1)) below.

(b) Periodic Salary Review. The annual salary of the EMPLOYEE shall be reviewed by the Board of Directors from time to time throughout the TERM, but not less often than once every three years, and shall be set at an amount not less than $86,451.00, based upon the EMPLOYEE’s individual performance and such other factors as the Board of Directors may deem appropriate (hereinafter referred to as the “PERIODIC REVIEW”). The results of the PERIODIC REVIEW shall be reflected in the minutes of the Board of Directors.

(c) Employee Benefit Programs. During the TERM, the EMPLOYEE shall be entitled to participate in all formally established employee benefit, bonus, pension and profit sharing plans and similar programs that are maintained by the BANK from time to time and all employee benefit plans or programs hereafter adopted in writing by the Board of Directors for which senior management personnel of the BANK are eligible, including any employee stock ownership plan, stock option plan or other stock benefit plan (hereinafter collectively refereed to as “BENEFIT PLANS”), in accordance with the terms and conditions of such BENEFIT PLANS. Notwithstanding any statement to the contrary contained elsewhere in this AGREEMENT, the BANK may at any time discontinue or terminate any BENEFIT PLAN now existing or hereafter adopted, to the extent permitted by the terms of such BENEFIT PLAN, and shall not be required to compensate the EMPLOYEE for such discontinuance or termination to the extent such discontinuance or termination pertains to all employees of the BANK who are eligible participants at the time.

(d) Vacation and Sick Leave. The EMPLOYEE shall be entitled, without loss of pay, to be absent voluntarily from the performance of his duties under this AGREEMENT, in accordance with the policies periodically established by the Board of Directors for senior management officials of the BANK. The EMPLOYEE shall be entitled to annual sick leave as established by the Board of Directors for senior management officials of the BANK.

(e) Expenses. In addition to any compensation received under Section 3(d), the BANK shall pay or reimburse the EMPLOYEE for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this AGREEMENT, including participation in industry-related activities.

4. Termination of Employment.

(a) General. The employment of the EMPLOYEE shall terminate at any time during the TERM (i) at the option of the BANK, upon the delivery by the BANK of written notice of termination to the EMPLOYEE, or (ii) at the option of the EMPLOYEE, upon delivery by the EMPLOYEE of written notice of termination to the BANK if, in connection with a CHANGE OF CONTROL (hereinafter defined), the present capacity or circumstances in which the EMPLOYEE is employed are materially adversely changed (including, but not limited to, a material reduction in responsibilities or authority or the assignment of duties or responsibilities substantially inconsistent with those normally associated with the position of Senior Vice President of Operations of the BANK, change of title, the requirement that the EMPLOYEE regularly perform his principal executive functions more than thirty-five (35) miles from his primary office immediately preceding the CHANGE OF CONTROL or the EMPLOYEE’s compensation or other benefits provided under this AGREEMENT are reduced, unless the benefit reductions are part of a company-wide reduction. For purposes of this AGREEMENT, an event shall be deemed to have occurred “in connection with a CHANGE OF CONTROL” if such event occurs within one year before or after a CHANGE OF CONTROL. The following subsections (A), (B) and (C) of this Section 4(a) shall govern the obligations of the BANK to the EMPLOYEE upon the occurrence of the events described in such subparagraphs:

(A) Termination for CAUSE. In the event that the BANK terminates the employment of the EMPLOYEE during the TERM because of the EMPLOYEE’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure or refusal to perform the duties and responsibilities assigned in this AGREEMENT, willful violation of any law, rule or regulation (other than traffic violations or other minor offenses), or final cease-and-desist order or material breach of any provision of this AGREEMENT (hereinafter collectively referred to as “CAUSE”), the EMPLOYEE shall not receive, and shall have no right to receive, any compensation or other benefits for any period after such termination.

(B) Termination in Connection with CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated by the BANK in connection with a

CHANGE OF CONTROL for any reason other than CAUSE or is terminated by the EMPLOYEE as provided in Section 4(a)(ii) above, then the following shall occur:

(I) The BANK shall promptly pay to the EMPLOYEE or to his beneficiaries, dependents or estate an amount equal to the product of 2.99 multiplied by the EMPLOYEE’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (hereinafter collectively referred to as “SECTION 280G”);

(II) The EMPLOYEE, his dependents, beneficiaries and estate shall continue to be covered at the BANK’s expense under all health, life, disability and other benefit plans of the BANK in which the EMPLOYEE was a participant prior to the effective date of the termination of his employment as if the EMPLOYEE were still employed under this AGREEMENT until the earlier of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer’s benefit plans as a full-time employee; and

(III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the BANK hereunder, except as specifically stated in subparagraph (II) above.

(C) Termination Not in Connection with CHANGE OF CONTROL. In the event that the employment of the EMPLOYEE is terminated before the expiration of the TERM for any reason other than death, termination for CAUSE or termination in connection with a CHANGE OF CONTROL, then the following shall occur:

(I) The BANK shall be obligated to continue to pay to the EMPLOYEE, his designated beneficiaries or his estate, on at least a monthly basis until the expiration of the TERM, the annual salary in effect at the time of termination pursuant to Section 3(b) above, plus a cash bonus equal to the cash bonus, if any, paid to the EMPLOYEE in the twelve month period prior to the termination of employment;

(II) The BANK shall continue to provide to the EMPLOYEE, at the BANK’s expense, health, life, disability and other benefits substantially equal to those being provided to the EMPLOYEE at the date of termination of his employment until the earliest to occur of the expiration of the TERM or the date on which the EMPLOYEE is included in another employer’s benefit plans as a full-time employee; and

(III) The EMPLOYEE shall not be required to mitigate the amount of any payment provided for in this AGREEMENT by seeking other employment or otherwise, nor shall any amounts received from other employment or otherwise by the EMPLOYEE offset in any manner the obligations of the BANK hereunder, except as specifically stated in subparagraph II above.

(b) Death of the EMPLOYEE. The TERM shall automatically expire upon the death of the EMPLOYEE. In such event, the EMPLOYEE’s estate shall be entitled to receive the amount of the annual salary that the EMPLOYEE would have received through the last day of the third calendar month following the month in which the death occurred, except as otherwise specified herein.

(c) “Golden Parachute” Provision. In the event that any payments pursuant to this Section 4 would result in the imposition of a penalty tax pursuant to SECTION 280G, such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. Any payments made to the EMPLOYEE pursuant to this AGREEMENT are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

(d) Definition of “CHANGE OF CONTROL”. (A) A reorganization, merger, merger conversion, consolidation, or sale of all or substantially all of the assets of the Bank to another entity which is not controlled by the Bank, or a similar transaction occurs in which the Bank is not the resulting entity; or (B) That individuals who constitute the Board of Directors on the effective date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the Directors comprising the Incumbent Board shall not be considered a replacement Director for purposes of a change in control; or (C) The acquisition of ownership or power to vote more than 25% of the votes eligible to be cast at a meeting of the members or stockholders, as applicable, of the Bank; or (D) If the Bank is organized in stock form, the acquisition by any person or entity of “conclusive control” of the Bank within the meaning of 12 C.F.R. § 574.4(a), or the acquisition by any person or entity of “rebuttable control” within the meaning of 12 C.F.R. § 574.4(b) that has not been rebutted in accordance with 12 C.F.R. § 574.4(c). For purposes of this paragraph, the term “person” refers to an individual or corporation, partnership, trust association or other organization.

Notwithstanding anything to the contrary herein, a conversion of the Bank to a stock savings bank on a stand-alone basis or as a subsidiary of a stock or mutual holding company shall not be deemed a Change in Control.

(e) Termination by EMPLOYEE. If the EMPLOYEE terminates this AGREEMENT without the written consent of the BANK, other than pursuant to Section 4(a)(ii) of this AGREEMENT, the EMPLOYEE shall not engage in the financial institutions’ business as a director, officer, employee or consultant for any business or enterprise which competes with the principal business of the BANK or any of its subsidiaries within Dearborn County, Indiana or within thirty miles of the principal business location of BANK, for the unexpired term of this AGREEMENT. This provision shall not apply in the event of the termination of the employment of the EMPLOYEE by the EMPLOYER prior to the expiration of the TERM or the termination of the employment of the EMPLOYEE by the EMPLOYEE pursuant to Section 4(a)(ii) of this AGREEMENT.

5. Special Regulatory Events. Notwithstanding the provisions of Section 4 of this AGREEMENT, the obligations of the BANK to the EMPLOYEE shall be as follows in the event of the following circumstances:

(a) If the, EMPLOYEE is suspended and/or temporarily prohibited from participating in the conduct of the BANK’s affairs by a notice served under section 8 (e)(3) or 8(g)(l) of the Federal Deposit Insurance Act (hereinafter referred to as the “FDIA”), the BANK’s obligations under this AGREEMENT shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the BANK shall pay the EMPLOYEE all or part of the compensation withheld while the obligations in this AGREEMENT were suspended and reinstate, in whole or in part, any of the obligations that were suspended;

(b) If the EMPLOYEE is removed and/or permanently prohibited from participating in the conduct of the BANK’s affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the FDIA, all obligations of the BANK under this AGREEMENT shall terminate as of the effective date of such order; provided, however, that vested rights of the EMPLOYEE shall not be affected by such termination;

(c) If the BANK is in default, as defined in section 3(x)(l) of the FDIA, all obligations under this AGREEMENT shall terminate as of the date of default; provided, however, that vested rights of the EMPLOYEE shall not be affected;

(d) All obligations under this AGREEMENT shall be terminated, except to the extent of a determination that the continuation of this AGREEMENT is necessary for the continued operation of the BANK, (i) by the Director of the Office of Thrift Supervision (hereinafter referred to as the “OTS”), or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the BANK under the authority contained in Section 13(c) of the FDIA or (ii) by the Director of the OTS, or his or her designee, at any time the Director of the OTS approves a supervisory merger to resolve problems related to the operation of the BANK or when the BANK is determined by the Director of the OTS to be in an unsafe or unsound condition; provided, however, that no vested rights of the EMPLOYEE shall be affected by any such termination; and

(e) The provisions of this Section 5 are governed by the requirements of 12 C.F.R. §563.39(b) and in the event that any statements in this Section 5 are inconsistent with 12 C.F.R. §563.39(b), the provisions of 12 C.F.R. §563.39(b) shall be controlling.

6. Consolidation, Merger or Sale of Assets. Nothing in this AGREEMENT shall preclude the BANK from consolidating with, merging into, or transferring all, or substantially all, of their assets to another corporation that assumes all of its obligations and undertakings hereunder. Upon such a consolidation, merger or transfer of assets, the term “BANK” as used herein, shall mean such other corporation or entity, and this AGREEMENT shall continue in full force and effect.

7. Confidential Information. The EMPLOYEE acknowledges that during his employment he will learn and have access to confidential information regarding the BANK and its customers and businesses. The EMPLOYEE agrees and covenants not to disclose or use for his own benefit, or the benefit of any other person or entity, any confidential information, unless or until the BANK consents to such disclosure or use of such information is otherwise legally in the public domain. The EMPLOYEE shall not knowingly disclose or reveal to any unauthorized person any confidential information relating to the BANK, its subsidiaries, or affiliates, or to any of the businesses operated by them, and the EMPLOYEE acknowledges that such information constitutes the exclusive property of the BANK. The EMPLOYEE shall not otherwise knowingly act or conduct himself to the material detriment of the BANK, its subsidiaries, or affiliates or in a manner which is inimical or contrary to the interests of the BANK.

8. Non-assignability. Neither this AGREEMENT nor any right or interest hereunder shall be assignable by the EMPLOYEE, his beneficiaries or legal representatives without the BANK’s prior written consent; provided, however, that nothing in this Section 8 shall preclude the EMPLOYEE from designating a beneficiary to receive any benefits payable hereunder upon his death or the executors, administrators or other legal representatives of the EMPLOYEE or his estate from assigning any rights hereunder to the person or persons entitled thereto.

9. No Attachment. Except as required by law, no right to receive payment under this AGREEMENT shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process of assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

10. Binding Agreement. This AGREEMENT shall be binding upon, and inure to the benefit of, the EMPLOYEE and the BANK and their respective permitted successors and assigns.

11. Amendment of AGREEMENT. This AGREEMENT may not be modified or amended, except by an instrument in writing signed by the parties hereto.

12. Waiver. No term or condition of this AGREEMENT shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this AGREEMENT, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver, unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than the act specifically waived.

13. Severability. If, for any reason, any provision of this AGREEMENT is held invalid, such invalidity shall not affect the other provisions of this AGREEMENT not held so invalid, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect. If this AGREEMENT is held invalid or cannot be enforced, then any prior AGREEMENT between BANK (or any predecessor thereof) and the EMPLOYEE shall be deemed reinstated to the full extent permitted by law, as if this AGREEMENT had not been executed.

14. Headings. The headings of the paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this AGREEMENT.

15. Governing Law. This AGREEMENT has been executed and delivered in the State of Indiana and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of Indiana, except to the extent that federal law is governing.

16. Effect of Prior Agreements. This AGREEMENT contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the BANK or any predecessor of the BANK and the EMPLOYEE.

17. Notices. Any notice or other communication required or permitted pursuant to this AGREEMENT shall be deemed delivered if such notice or communication is in writing and is delivered personally or by facsimile transmission or is deposited in the United States mail, postage prepaid, addressed as follows:

If to the BANK:

United Community Bank 230

Walnut Street Lawrenceburg,

Indiana 47025

If to the EMPLOYEE:

W. Michael McLaughlin 18543

Running Deer Lane

Lawrenceburg, Indiana 47025

IN WITNESS WHEREOF, the BANK has caused this AGREEMENT to be executed by its duly authorized officer, and the EMPLOYEE has signed this AGREEMENT, each as of the day and year first above written.

Attest:	UNITED COMMUNITY BANK

/s/ G. Mike Seitz	By:	/s/ William F. Ritzmann
G. Mike Seitz		William F. Ritzmann
Its Secretary		Its President

EMPLOYEE

/s/ W. Michael McLaughlin
W. Michael McLaughlin

UNITED COMMUNITY BANK

AMENDMENT TO EMPLOYMENT AGREEMENT

WITH W. MICHAEL MCLAUGHLIN

WHEREAS, W. Michael McLaughlin (the “Employee”) originally entered into an employment agreement with United Community Bank (the “Bank”), dated as of July 1st, 2005 (the “Agreement”); and

WHEREAS, the Bank and the Employee desire to amend Section 4 of the Agreement to provide that an event that occurring “in connection with a Change in Control” (as defined in the Agreement) shall occur within twelve (12) months after a Change in Control; and

WHEREAS, Section 1 1 of the Agreement provides that the Agreement may be amended by means of a written instrument signed by the parties.

NOW, THEREFORE, the Bank and the Employee agree that, effective as of the date hereof, the second sentence of Section 4 of the Agreement is hereby amended as follows:

For purposes of this AGREEMENT, an event shall be deemed to have occurred “in connection with a CHANGE IN CONTROL if such event occurs within one year after a CHANGE IN CONTROL.

IN WITNESS WHEREOF, the Bank has caused this Amendment to the Agreement to be executed by its duly authorized officer, and the Employee has signed this Amendment, on this 30th day of March, 2006.

ATTEST:	UNITED COMMUNITY BANK

/s/ Barbara M. McCormack	/s/ William F. Ritzmann
	By:	William F. Ritzmann
President and Chief Executive Officer
WITNESS:

/s/ Barbara M. McCormack	/s/ W. Michael McLaughlin